Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (this “Amendment”) is dated as of July 19, 2013, and is between the Lenders identified on the signature pages hereof, WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in that capacity, “Agent”), BOISE CASCADE COMPANY, a Delaware corporation (“Boise Cascade”), and the Subsidiaries of Boise Cascade identified as Borrowers on the signature pages hereof (such Subsidiaries, together with Boise Cascade, “Borrowers”).

WHEREAS, the Lenders, Agent, and Borrowers entered into a Credit Agreement dated as of July 13, 2011 (as amended, restated, supplemented, or otherwise modified before the date of this Amendment, including, without limitation, by that certain First Amendment to Credit Agreement dated as of September 7, 2012, that certain Limited Consent and Amendment to Loan Documents dated as of December 20, 2012, and that certain Third Amendment to Credit Agreement dated as of May 15, 2013, the “Credit Agreement”); and

WHEREAS, Boise Cascade desires that Agent and the Lenders amend certain terms and provisions of the Credit Agreement to (a) permit Boise Cascade to make one or more Restricted Junior Payments to Parent in the amount of up to $100,000,000 (the “2013 Share Repurchase”) and (b) exclude from Fixed Charges, for any applicable period of determination, the 2013 Share Repurchase.  Agent and the Lenders are willing to make the foregoing amendments subject to the terms of this Amendment.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions. Defined terms used but not defined in this Amendment are as defined in the Credit Agreement.

2.             Amendment.  Subject to the satisfaction of the conditions to the Amendment Effective Date set forth in Section 4 hereof, Borrowers, Agent and the Lenders hereby agree as follows:

(a)           The period (“.”) appearing at the end of Section 6.9(a)(vi) of the Credit Agreement is hereby replaced with “; and”, and the following new Section 6.9(a)(vii) to the Credit Agreement is hereby added to read as follows:

“(vii)       provided that no Event of Default or, to the knowledge of any Senior Officer, Default exists immediately prior to or would result directly or indirectly from such purchase, Boise Cascade may purchase from Parent certain Stock issued by Boise Cascade and owned by Parent in an aggregate purchase amount not to exceed $100,000,000 at any time on or prior to August 20, 2013 (the “2013 Share Repurchase”).”

(b)           A new definition of “2013 Share Repurchase” is hereby added to Schedule 1.1 to the Credit Agreement to read as follows:

“2013 Share Repurchase” has the meaning specified in Section 6.9(a)(vii) of the Agreement.

(c)           Clause (d) of the definition of “Fixed Charges” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) all Restricted Junior Payments paid (whether in cash or other property, other than common Stock) during such period (excluding (i) the BCH Dividend, (ii) the Specified Parent Payments, (iii) the 2013 Share Repurchase, and (iv) any dividend or distribution made by any Borrower or any Subsidiary to any other Borrower or to any Subsidiary).”

(d)           The proviso immediately succeeding clause (n) of the definition of “Restricted Investment” in Schedule 1.1 to the Credit Agreement that, as of the date hereof, reads “provided, however, that with respect any Investment under clause (d)(i) or (e) above, (i) no Default or Event of Default exists immediately prior to or would result directly or indirectly from such Investment, and (ii) either:” is hereby amended and restated in its entirety to read as follows:

“provided, however, that with respect to any Investment under clause (d)(ii) or (e) above, (i) no Default or Event of Default exists immediately prior to or would result directly or indirectly from such Investment, and (ii) either:”

3.             Representations. To induce Agent and the Lenders to enter into this Amendment, each Borrower hereby represents to Agent and the Lenders as of the date hereof as follows:

(a)           that such Borrower is duly authorized to execute and deliver this Amendment, and that each Loan Party is duly authorized to perform its obligations under the Loan Documents to which it is a party;

(b)           that the execution and delivery of this Amendment by such Borrower do not and will not violate any material provision of federal, state or local law or regulation applicable to it or of their respective Governing Documents, or of any order, judgment, or decree of any court or other Governmental Authority binding on them;

(c)           that this Amendment is a legal, valid, and binding obligation of each Loan Party party hereto, enforceable against such Loan Party in accordance with its terms, except as enforcement is limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;

(d)           that, as of the Amendment Effective Date and after giving effect to this Amendment, the representation and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), in each case with the same effect as if such representations and warranties had been made on the Amendment Effective Date, except to the extent that any such representation or warranty expressly relates to an earlier date; and

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(e)           that, as of the Amendment Effective Date and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4.             Conditions. This Amendment shall become effective on the date this Amendment shall have been executed and delivered by Agent, the Required Lenders, and Borrowers, and acknowledged by the Guarantor (such date, the “Amendment Effective Date”).  Agent’s delivery to Boise Cascade of a copy of this Amendment executed by all necessary parties described in this Section 4 shall be deemed evidence that the Amendment Effective Date has occurred.

5.             Miscellaneous. (a) This Amendment is governed by, and is to be construed in accordance with, the laws of the State of New York.  Each provision of this Amendment is severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

(b)           This Amendment binds Agent, the Lenders, and Borrowers and their respective successors and assigns, and will inure to the benefit of Agent, the Lenders, and Borrowers and the successors and assigns of Agent and each Lender.

(c)           Except as specifically modified by the terms of this Amendment, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference in this Amendment and in all respects continue in full force and effect.  Each Borrower, by execution of this Amendment, and the Guarantor, by acknowledgement of this Amendment, hereby reaffirms, assumes, and binds themselves to all applicable obligations, duties, rights, covenants, terms, and conditions that are contained in the Credit Agreement (as amended hereby) and the other Loan Documents (including the granting of any Liens for the benefit of Agent and the Lenders).

(d)           This Amendment is a Loan Document.  Each Borrower acknowledges that Agent’s reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment constitute Lender Group Expenses.

(e)           The parties may sign this Amendment in several counterparts, each of which will be deemed to be an original but all of which together will constitute one instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

[SIGNATURE PAGES TO FOLLOW]

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The parties are signing this Fourth Amendment to Credit Agreement as of the date stated in the introductory clause.

BOISE CASCADE COMPANY,
a Delaware corporation, as a Borrower

By:	/s/ Kelly Hibbs
Name:	Kelly Hibbs
Title:	Vice President and Controller

BOISE CASCADE BUILDING MATERIALS DISTRIBUTION, L.L.C.,
a Delaware limited liability company, as a Borrower

By:	/s/ Kelly Hibbs
Name:	Kelly Hibbs
Title:	Vice President and Controller

BOISE CASCADE WOOD PRODUCTS, L.L.C.,
a Delaware limited liability company, as a Borrower

By:	/s/ Kelly Hibbs
Name:	Kelly Hibbs
Title:	Vice President and Controller

[Signature Page to Fourth Amendment to Credit Agreement]

WELLS FARGO CAPITAL FINANCE, LLC,
as Agent and as a Lender

By:	/s/ Daniel Whitwer
Name:	Daniel Whitwer
Title:	SVP

[Signature Page to Fourth Amendment to Credit Agreement]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Gregory A. Jones
Name:	Gregory A. Jones
Title:	Senior Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

Acknowledged and Agreed:

BOISE CASCADE WOOD PRODUCTS HOLDINGS CORP.,
a Delaware corporation, as Guarantor

By:	/s/ Kelly Hibbs
Name:	Kelly Hibbs
Title:	Vice President and Controller

[Signature Page to Fourth Amendment to Credit Agreement]